EXHIBIT 9

            SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD

 DIRECT DIAL
 212-735-2135
 DIRECT FAX
 212-735-3646




                          July 27, 1998



 Baron Capital Asset Fund
 767 Fifth Avenue
 New York, New York  10153

      Re:  Baron Capital Asset Fund, a series of
           Baron Capital Funds Trust
           Registration Statement on Form N-1A
           (File Nos. 333-40839 and 811-8505)

 Ladies and Gentlemen:

      We have acted as counsel to Baron Capital Funds Trust, a Delaware business trust (the "Trust"), in connection with the Trust's Registration Statement, as so amended, on Form N-1A filed with the Securities and Exchange Commission (the "Commission") on November 21, 1997 and Amendment No. 1 to be filed with the Commission on the date hereof(the "Registration Statement") relating to the registration of a new series of the Trust, Baron Capital Asset Fund, and to the issuance by such series of the Trust of an indefinite number of shares of beneficial interest, par value of $0.01 per share (the "Shares"), pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Act").

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Agreement and Declaration of Trust executed by the Trustees named therein (the "Declaration of Trust"),
 (iii)the By-laws of the Trust, (iii) the Certificate of Trust of the Trust filed with the Secretary of State on November 20, 1997, (iv) copies of certain resolutions adopted by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares, the filing of any Registration Statement and related matters, (v) the specimen certificates representing the Shares and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

 In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

      Members of our firm are admitted to the Bar in the States of New York and Delaware, and we do not express any opinion as to any laws other than the Business Trust Act of the State of Delaware.

      Based upon and subject to the assumptions, qualifications and limitations set forth herein, and assuming that all of the Shares will be issued and sold for cash at a per-share public offering price not less than par value thereof, on the date of their sale in accordance with resolutions adopted by the Board of Trustees and the Declaration of Trust, it is our opinion that, when issued and sold by the Trust, the Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Commission as Exhibit 10 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission.


                     Very truly yours,


                     /S/SKADDEN, ARPS, SLATE, MEAGHER
                     & FLOM LLP